Exhibit 99.1

February 20, 2024

SAIC to Host Investor Day in New York City on April 11, 2024

Company also plans to transfer stock market listing to Nasdaq

Reston, Va., February 20, 2024 – Science Applications International Corp. (NYSE: SAIC) announces that it will hold an Investor Day on Thursday, April 11, 2024 and that the company will transfer its stock exchange listing from the New York Stock Exchange (NYSE) to The Nasdaq Stock Market LLC (Nasdaq), effective March 4, 2024 after market close.

The Investor Day for analysts and institutional investors in New York City will be held at Nasdaq’s Global Headquarters where SAIC Chief Executive Officer Toni Townes-Whitley and members of the executive leadership team will discuss the company’s long-term strategy and financial outlook beginning at 11:00 a.m. ET. The event will include a showcase featuring several innovative capabilities and offerings as SAIC aligns to its strategy as a mission-focused technology innovator.

Analysts and institutional investors will be invited to preregister and attend through an invite that will be distributed at the end of February. To receive an invitation and more information, please contact Joe Denardi, Senior Vice President of Investor Relations, at investorrelations@saic.com.

A live webcast of the event and a full copy of the presentation materials will be available on the investor relations section of SAIC’s website. A replay of the webcast will also be made available shortly after the event.

SAIC’s shares of common stock are expected to begin trading as a Nasdaq-listed security on March 5, 2024. SAIC will retain its current ticker symbol “SAIC”.

About SAIC

SAIC® is a premier Fortune 500® technology integrator driving our nation’s technology transformation. Our robust portfolio of offerings across the defense, space, civilian and intelligence markets includes secure high-end solutions in engineering, digital, artificial intelligence and mission solutions. Using our expertise and understanding of existing and emerging technologies, we integrate the best components from our own portfolio and our partner ecosystem to deliver innovative, effective and efficient solutions that are critical to achieving our customers’ missions.

We are approximately 24,000 strong; driven by mission, united by purpose, and inspired by opportunities. SAIC is an Equal Opportunity Employer, fostering a culture of diversity, equity and inclusion, which is core to our values and important to attract and retain exceptional talent. Headquartered in Reston, Virginia, SAIC has annual revenues of approximately $6.9 billion. For more information, visit saic.com. For ongoing news, please visit our newsroom.

Forward-Looking Statements

Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance,” and similar words or phrases. Forward-looking statements in this release may include, among others, estimates of future revenues, operating income, earnings, earnings per share, charges, total contract value, backlog, outstanding shares and cash flows, statements about future dividends, share repurchases and other capital deployment plans, and statements about our ability to delist our shares of common stock from the NYSE and our ability to transfer the listing of our shares of common stock to Nasdaq. Such statements are not guarantees of future performance and involve risk, uncertainties and assumptions, and actual results may differ materially from the guidance and other forward-looking statements made in this release as a result of various factors. Risks, uncertainties and assumptions that could cause or contribute to these material differences include those discussed in the “Risk Factors,” “Management’s Discussion and

Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our Annual Report on Form 10-K, as updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which may be viewed or obtained through the Investor Relations section of our website at saic.com or on the SEC’s website at sec.gov. Due to such risks, uncertainties and assumptions you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. SAIC expressly disclaims any duty to update any forward-looking statement provided in this release to reflect subsequent events, actual results or changes in SAIC’s expectations. SAIC also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

Media Contact:

Kara Gerhardt Ross

703-362-6046 | kara.g.ross@saic.com